ALLONGE AND AMENDMENT TO PROMISSORY NOTE


           Reference is made to that certain CCN Group Renovation Funding Promissory Note (the "ORIGINAL NOTE") in the original principal amount of $2,833,300 dated April 1, 1995, made by COMMUNITY CARE OF NEBRASKA, INC., a Delaware corporation, QUALITY CARE OF LYONS, INC., a Nebraska corporation, W.S.T. CARE, INC., a Nebraska corporation, QUALITY CARE OF COLUMBUS, INC., a Nebraska corporation, (collectively, the "CO-MAKERS"), and payable to HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("LENDER"). This Allonge and Amendment (this "ALLONGE") shall be and remain attached to and shall constitute an integral part of the above described Original Note from and after the date hereof (the Original Note as modified by this Allonge being hereinafter referred to as the "NOTE"). Terms capitalized but not otherwise defined herein shall have the meanings given to them, respectively, in the Original Note.

           The Original Note is hereby amended in the following particulars:

A.         Paragraph 5(a) on page 2 is amended to read as follows:

                     5. PREPAYMENT. (a)(i) In the event the option to renew those certain leases variously dated as of December 30, 1993 and November 1, 1994, each as amended, between Lender as landlord and ECA Holdings, Inc., a Delaware corporation, as tenant with respect to certain real property and improvements located in Colorado, Kansas, Iowa, Missouri and Wyoming, for the First Extended Term (as such term is defined therein) is not exercised on the terms set forth in such leases, Lender, at its election by written notice to the Co-Makers given on or prior to January 31, 2003, shall have the right, in its sole discretion and for any reason or no reason, to require the Co-Makers to prepay this Note in full on December 31, 2003, together with interest and the Make-Whole Premium, and other charges accrued and unpaid hereunder and/or under the Deeds of Trust and the Security Instruments on such monthly payment date.

                     (ii) In the event the option to renew those certain leases variously dated as of April 1, 1995, each as amended, between Lender as landlord and ECA Holdings, Inc., a Delaware corporation, as tenant with respect to certain real property and improvements located in Nebraska, Kansas, Iowa, and Missouri, for the First Extended Term (as such term is defined therein) is not exercised on the terms set forth in such leases, Lender, at its election by written notice to the Co-Makers given on or prior to January 31, 2007, shall have the right, in its sole discretion and for any reason or no reason, to require the Co-Makers to prepay this Note in full on December 31, 2007, together with interest and the Make-Whole Premium, and other charges accrued and unpaid hereunder and/or under the Deeds of Trust and the Security Instruments on such monthly payment date.

                     (iii) In the event the option to renew those certain leases variously dated as of May 10, 1996 between Lender as landlord and Marietta/SCC, Inc., Glenwood/SCC, Inc., Dublin/SCC, Inc., Macon/SCC, Inc. and College Park/SCC, Inc., each a Georgia corporation

           (collectively, the "SCC SUBSIDIARIES"), as tenants with respect to certain real property, related improvements and personal property located in Georgia, for the First Extended Term (as such term is defined therein) is not exercised on the terms set forth in such leases, Lender, at its election by written notice to the Co-Makers given on or prior to January 31, 2003, shall have the right, in its sole discretion and for any reason or no reason, to require the Co-Makers to prepay this Note in full on December 31, 2003, together with interest and the Make-Whole Premium, and other charges accrued and unpaid hereunder and/or under the Deeds of Trust and the Security Instruments on such monthly payment date.

B.         Paragraph 5(b) on pages 2 and 3 is deleted in its entirety.

C.         Paragraph  5(e) on page 3 is revised to delete reference to paragraph
5(b).

           Except as modified hereby, all the terms and conditions of the Original Note are hereby ratified and confirmed. This Allonge may be signed in one or more counterparts each of which taken together shall constitute one and the same instrument.

           NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LENDER, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LENDER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LENDER. ALL PERSONS DEALING WITH LENDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LENDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

           IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Allonge to be executed under seal by its officer thereunto duly authorized as of the 10th day of May, 1996.

                                           COMMUNITY CARE OF NEBRASKA, INC.,
Attest:                                      a Delaware corporation


By:____________________                    By:_____________________________
   Name:                                      Name:
   Title:                                     Title:

                                           W.S.T. CARE, INC., a Nebraska
Attest:                                     corporation


By:____________________                    By:______________________________
   Name:                                      Name:
   Title:                                     Title:

                                           QUALITY CARE OF LYONS, INC.,
Attest:                                      a Nebraska corporation


By:____________________                    By:_______________________________
   Name:                                      Name:
   Title:                                     Title:

                                           QUALITY CARE OF COLUMBUS, INC.,
Attest:                                      a Nebraska corporation


By:____________________                    By:_______________________________
   Name:                                      Name:
   Title:                                     Title:

ACCEPTED BY:

HEALTH AND RETIREMENT PROPERTIES TRUST


By:______________________
   Name:
   Title: